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                                                                    Exhibit 99.2


TUCOWS INC.
96 Mowat Avenue
Toronto, Ontario,
M6K 3M1, Canada

           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS - AUGUST 3, 2001

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TUCOWS INC.

This Proxy is Solicited by the Board of Directors of Tucows Inc. for the Special Meeting of Stockholders to be held on August 3, 2001, at 10:00 a.m. local time, at 96 Mowat Avenue, Toronto, Ontario, M6K 3M1, Canada. The undersigned having duly received notice of the special meeting and the joint proxy statement/prospectus therefor, and revoking all prior proxies, hereby appoints Elliot Noss and Michael Cooperman, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all Series A convertible preferred and common stock held of record by the undersigned in Tucows Inc., upon all subjects that may properly come before the special meeting, including the matters described in the joint proxy statement/prospectus furnished herewith, subject to any directions indicated on the reverse side of this card. THE STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL BE VOTED IN ACCORD WITH THE DIRECTORS' RECOMMENDATIONS ON THE SUBJECTS LISTED ON THE REVERSE SIDE OF THIS CARD AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF.

IF YOU DO NOT SIGN AND RETURN A PROXY, OR ATTEND THE SPECIAL MEETING AND VOTE BY BALLOT, YOUR INSTRUCTIONS CANNOT BE FOLLOWED.

PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

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                     (DELTA) DETACH PROXY CARD HERE (DELTA)


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            Proposal 1: APPROVAL OF THE AGREEMENT AND PLAN OF MERGER BY AND
            AMONG INFONAUTICS, INC., TUCOWS INC. AND TAC MERGER SUB CORPORATION, A WHOLLY OWNED SUBSIDIARY OF INFONAUTICS, UNDER WHICH TAC MERGER SUB CORPORATION WILL MERGE WITH AND INTO TUCOWS, AND TUCOWS WILL BECOME A WHOLLY OWNED SUBSIDIARY OF INFONAUTICS. FOLLOWING THE MERGER, FORMER STOCKHOLDERS OF TUCOWS WILL OWN APPROXIMATELY 80% OF
            INFONAUTICS:

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL.

        FOR  |_|                  AGAINST  |_|              ABSTAIN  |_|


In their discretion, the Proxy holders are authorized to vote upon such other matters as may properly come before the meeting.

Attendance of the undersigned at the special meeting or at any adjournment thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate at such meeting the intention of the undersigned to revoke said proxy in person. If the undersigned hold(s) any of the shares of Tucows Inc. in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity, as well as individually.

                                          PLEASE MARK, SIGN, DATE AND PROMPTLY
                                          RETURN THIS PROXY CARD IN THE ENCLOSED
                                          ENVELOPE. Please sign exactly as name
                                          or names appear on this proxy. If
                                          stock is held jointly, each holder
                                          should sign. If signing as attorney,
                                          trustee, executor, administrator,
                                          custodian, guardian or corporate
                                          officer, please give full title.

                                          DATE       ____________________, 2001

                                          SIGNATURE  ___________________________

                                          SIGNATURE  ___________________________

                                          Votes must be indicated (X) in Black

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                     (DELTA) DETACH PROXY CARD HERE (DELTA)